FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS SOLID THIRD-QUARTER EARNINGS WITH STRONG SALES AND OPERATING PROFITS

THIRD QUARTER 2004

Highlights:

o Diluted EPS = $0.38 vs. $0.30 last year. Current quarter results include $0.03 of expense related to cost-saving initiatives and $0.02 of income from discontinued operations. Items affecting year-over-year EPS comparability are detailed toward the end of this release.

o Sales = $3.6 billion, essentially equal with last year; sales increased 4% on a comparable basis, after adjusting for $155 million of sales from divested businesses in prior year results.

o Packaged Foods sales and operating profits were strong. Sales for the top 30 consumer brands grew 6% as a whole, with several growing at a double-digit rate.

o    Food   Ingredients   sales   increased,   and  operating   profit  improved
     significantly due to improved results for specialty ingredient products.

o    Approximately 8.3 million shares repurchased during the quarter.

YEAR TO DATE 2004

Highlights:

o    Year-to-date diluted EPS = $1.26 vs. $1.18 in the prior year.

o Sales = $10.8 billion, below last year's sales of $13.5 billion due to divestitures. Sales have increased 2% on a comparable basis, after adjusting for $2.9 billion of sales from divested businesses in prior year results.

OMAHA, Neb., March 25, 2004--ConAgra Foods, Inc. (NYSE: CAG), one of America's leading packaged food companies, today reported earnings of $203 million, or $0.38 per diluted share, for the third quarter ended Feb. 22, 2004; this represents an $0.08 per share increase over last year's earnings of $161 million, or $0.30 per diluted share. Sales were $3.6 billion, essentially equal with last year; on a comparable basis, sales were 4% ahead of last year after adjusting for $155 million of sales from divested businesses in last year's results.

Bruce Rohde, chairman and chief executive officer, commented, "This was a very solid quarter. We are particularly encouraged by sales and category share trends for several key brands and products, as well as progress with many customers. We are continuing our focus on top-line growth, mix improvement, and operations initiatives as part of our plan to improve profit margins and returns on capital."

Current quarter operating profit was $451 million, above $446 million last year. On a comparable basis, after adjusting for $24 million of expense in the current quarter related to implementing cost-saving initiatives and $15 million of contribution in last year's results from businesses since divested, operating profit increased 10% over last year.

For the first nine months of fiscal 2004, earnings were $668 million, or $1.26 per diluted share, ahead of $624 million, or $1.18 per diluted share last year. Sales were $10.8 billion, below last year's sales of $13.5 billion due to divestitures. Sales were up 2% on a comparable basis after adjusting for $2.9 billion of sales from divested businesses in prior year results. Year-to-date operating profit totaled $1.3 billion, below $1.4 billion last year. On a comparable basis, operating profit was essentially equal with last year after adjusting for $90 million of profits from divested businesses in prior year results and $38 million of costs in the current year related to implementing cost-saving initiatives.




Operating Efficiency Initiatives - Costs Reflected In Segment Results

The company has several operating efficiency initiatives underway that are intended to improve the company's cost structure, margins, and competitive position. Implementing these initiatives resulted in approximately $38 million, or $0.04 per diluted share of expense year-to-date, which includes $24 million, or $0.03 per diluted share, in the third quarter. Most of those expenses are reflected in the operating profit for the Packaged Foods segment. The company currently plans for approximately $0.04 per diluted share of similar charges in the fourth quarter, and will report on those expenses in its fourth-quarter earnings release.

                                 Packaged Foods

Sales were $3 billion for the quarter, down slightly from last year due to divestitures. Sales were up 4% year-over-year on a comparable basis, adjusting for $155 million of sales from divested businesses in prior year results. Sales to all customer channels - retail, foodservice, and deli - posted year-over-year increases for the quarter.

o The company's top 30 consumer brands, which represent close to two-thirds of the segment revenues, grew greater than 6% as a group. Category shares for several brands have improved in recent periods.

o Several major consumer brands posted sales gains, including Armour, Banquet, Chef Boyardee, Cook's, Egg Beaters, Hebrew National, Hunt's, Marie Callender's, PAM, Peter Pan, Reddi-wip, Rosarita, Slim Jim, Snack Pack, Swiss Miss, and Wesson, with many of these achieving double-digit sales increases.

o Sales to foodservice customers grew due to increased business with key customers and growth in certain product lines.

Sales growth for the quarter was primarily attributable to marketing strategy and distribution gains for various items, as well as improved sales execution by dedicated sales teams assigned to serving specific customers and higher selling prices for some products necessitated by rising input costs. Other factors also contributed to sales growth, including the fact that the company's product line includes items that are on trend with a variety of consumer preferences and product platforms such as health and wellness, convenience, carbohydrate-conscious, and snacks.

Segment operating profit for the quarter was $396 million, below the $416 million posted last year. On a comparable basis, operating profit was 5% higher than last year after adjusting for $24 million of expense relating to cost-saving initiatives in the current quarter, as well as $15 million of contribution last year from businesses since divested. Increasing input costs, which were not yet fully offset by higher selling prices for certain of the company's products, affected the rate of profit growth.

As previously announced, the company is implementing customer service and operating efficiency improvement initiatives that result in absorbing incremental expense in the short term but which are being undertaken to provide cost savings and customer service benefits in the future. As a result of progress with these initiatives, the segment incurred $24 million, or $0.03 per diluted share, of expense during the third quarter. The purpose of these cost-saving and customer service improvement initiatives, along with top-line growth programs, is to drive market share, future profit growth, and margin expansion opportunities within this segment.

Year-to-date sales for the Packaged Foods reporting segment reached $8.9 billion, below $9.2 billion last year due to divestitures. Sales were 2% ahead of last year on a comparable basis, adjusting for $461 million of sales from divested businesses in the fiscal 2003 year-to-date amounts. Operating profit was $1.1 billion, below $1.2 billion last year. On a comparable basis, operating profit was 3% below last year, adjusting for $41 million of contribution from divested businesses in the fiscal 2003 year-to-date amounts as well as $31 million of expense this fiscal year related to implementing cost-saving initiatives.

                                Food Ingredients

During the quarter, sales for the Food Ingredients segment increased 4% to $630 million. Operating profit improved significantly to $55 million this year compared with $30 million last year. The profit increase reflects a slightly improved business environment and more efficient operations for specialty dehydrated, seasonings and flavors, and milled product lines, as well as the fact that prior year amounts included unfavorable inventory adjustments. The sales increase largely reflects fluctuating market prices and a more favorable environment for commodity inputs.

For the first nine months, sales for the Food Ingredients segment totaled $1.8 billion, about equal with last year, while operating profit for the first nine months was $142 million, 23% above last fiscal year-to-date. Expense of $7 million related to implementing cost-saving initiatives is included in the segment's fiscal 2004 year-to-date operating profit.

Discontinued Operations and Earnings from Equity Method Investments

During the quarter, diluted EPS from discontinued operations totaled $0.02, generated by the company's receipt of rebates paid to United Agri Products (UAP) by its suppliers. The company sold essentially all of UAP, a crop inputs distribution company, in November 2003. As part of the transaction agreement, ConAgra Foods is entitled to the actual rebates UAP receives from its suppliers subsequent to November 2003 related to the previous crop year.

Equity method investment earnings for the quarter were $2 million, compared with $12 million for the same quarter last year. Year-to-date results for equity method investment earnings were $29 million, compared with $27 million for the same period last fiscal year.

Capital Resource Management
o The company repurchased approximately 8.3 million shares of common stock during the fiscal third quarter at a total cost of approximately $218 million.

o During the quarter, the company received approximately $25 million for the partial redemption of preferred securities issued by the buyer of UAP as part of that divestiture; as a result, preferred securities of the buyer of UAP owned by ConAgra Foods now total $35 million.

o Continuing operations - fiscal third quarter: For the quarter, capital expenditures for property, plant, and equipment totaled $91 million compared with $87 million last year. Depreciation and amortization expense was approximately $89 million for the quarter versus $89 million a year ago. Dividends paid totaled $138 million. Net interest expense for the quarter was $62 million compared with $64 million last year.

o Continuing operations - year-to-date: For the first nine months of fiscal year 2003, capital expenditures for property, plant, and equipment were $247 million, compared with $259 million last year. Depreciation and amortization expense amounted to $263 million versus $286 million last year. Dividends paid totaled $400 million. Net interest expense was $196 million, compared with $217 million last fiscal year.

Change in Accounting
During the quarter, the company adopted Financial Accounting Standards Board Interpretation Number 46 (FIN 46), which addresses the accounting for certain entities including those that lease property to the company. Adopting FIN 46 had no significant impact on the company's income statement. As a result of adopting FIN 46 and thus consolidating certain entities and de-consolidating others, the following balance sheet changes were made:

o    Total assets increased by $267 million.

o Total liabilities increased by $269 million, reflecting an increase in interest-bearing debt and other noncurrent liabilities of approximately $444 million, partially offset by a reduction of $175 million in subsidiary preferred securities.

New Product News
During the quarter, the company introduced its new line of convenient, prepared, carbohydrate-controlled frozen meals, Life Choice, which was designed for consumers who prefer tasty and filling products that have fewer carbohydrates. ConAgra Foods is the first major food manufacturer to market a new and complete line of great-tasting frozen meals designed specifically for carbohydrate-conscious consumers. As of today, Life Choice has achieved national availability after being introduced as recently as January 19. Based on favorable customer reaction to the product, the company is optimistic about the products' prospects.

Outlook
Rohde commented, "Our fiscal third quarter showed encouraging results, particularly with regard to overall sales growth and how quickly our Life Choice products were introduced and accepted into the market. Although our industry is facing increasing input costs, as well as cycles in the economy, we expect a solid finish for our fiscal year, which ends in May. We look forward to reporting on our progress."

Major Items Affecting Year-Over-Year EPS Comparability of Third-Quarter Results

Included in the results for third quarter of fiscal 2004:

o Current quarter results include expense of approximately $0.03 per diluted share related to implementing cost-savings initiatives.
o Current quarter results include earnings of approximately $0.02 per diluted share related to discontinued operations.

Items in third quarter of fiscal 2003 that are not repeated in the third quarter of fiscal 2004:

o    Prior  year  results   include   $0.08  per  diluted  share  of  loss  from
     discontinued operations.
o Prior year results include $0.01 per diluted share of expense from costs related to the beef and pork divestiture transactions.

ConAgra Foods, Inc. (NYSE: CAG) is one of North America's largest packaged food companies, serving consumer grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: ACT II, Armour, Banquet, Blue Bonnet, Brown 'N Serve, Butterball, Chef Boyardee, Cook's, Crunch 'n Munch, DAVID, Decker, Eckrich, Egg Beaters, Fleischmann's, Golden Cuisine, Gulden's, Healthy Choice, Hebrew National, Hunt's, Kid Cuisine, Knott's Berry Farm, La Choy, Lamb Weston, Libby's, Life Choice, Lightlife, Lunch Makers, MaMa Rosa's, Manwich, Marie Callender's, Orville Redenbacher's, PAM, Parkay, Pemmican, Peter Pan, Reddi-wip, Rosarita, Ro*Tel, Slim Jim, Snack Pack, Swiss Miss, Van Camp's, Wesson, Wolf, and many others. For more information, please visit us at www.conagrafoods.com.

Discussion of Results
A discussion of ConAgra Foods' third-quarter results will be available today at 8:30 a.m. EST. To access the discussion, call toll-free at 1-877-447-8217. International callers should dial 1-706-679-0415. On the Internet you may access the discussion at http://www.conagrafoods.com/investors. No passcode or call identification number is needed for the call at 8:30 a.m. EST. A digital replay of the discussion will be available after 9:30 a.m. EST at 1-800-642-1687 and at 1-706-645-9291 for international callers. The conference identification number for the digital replay for domestic callers and international callers is 5377576. The company has posted a question-and-answer supplement relating to this release and an audio archive of management's discussion at http://www.conagrafoods.com/investors. See ConAgra Foods' Web site for recent news at http://www.conagrafoods.com.

Note on Forward-Looking Statements:
This news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                            THIRD QUARTER - 13 Weeks Ended
                                                             -------------------------------------------------------------
                                                             February 22, 2004     February 23, 2003     Percent Change
                                                             -------------------   ------------------   ------------------
SALES
Packaged Foods                                                  $ 2,967.5            $  3,009.3              (1.4) %
Food Ingredients                                                    630.2                 605.0               4.2 %
                                                             -------------------   ------------------
Total                                                             3,597.7               3,614.3              (0.5)%
                                                             -------------------   ------------------

OPERATING PROFIT
Packaged Foods                                                  $   396.0            $    416.2              (4.9)%
Food Ingredients                                                     54.5                  29.8              82.9%
                                                             -------------------   ------------------
Total operating profit for segments                                 450.5                 446.0               1.0%

Reconciliation of total operating profit to income
 from continuing operations before income tax and
 cumulative effect of changes in accounting
Items excluded from segment operating profit:
     General corporate expense                                       76.3                  88.7             (14.0)%
     Interest expense, net                                           62.0                  63.6              (2.5)%
     Equity method investment earnings                                1.9                  11.8             (83.9)%
                                                             -------------------   ------------------
Income from continuing operations before income tax and
cumulative effect of changes in accounting                      $   314.1            $    305.5               2.8%
                                                             ===================   ==================

     Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                             THIRD QUARTER - 39 Weeks Ended
                                                             -------------------------------------------------------------
                                                             February 22, 2004     February 23, 2003     Percent Change
                                                             -------------------   ------------------   ------------------
SALES
Packaged Foods                                                  $  8,916.6            $  9,193.2             (3.0) %
Food Ingredients                                                   1,849.5               1,845.2              0.2 %
Meat Processing                                                        -                 2,468.7           (100.0)%
                                                             -------------------   ------------------
  Total                                                           10,766.1              13,507.1            (20.3)%
                                                             -------------------   ------------------
OPERATING PROFIT
Packaged Foods                                                  $  1,123.3            $  1,225.2             (8.3)%
Food Ingredients                                                     142.4                 115.5             23.3%
Meat Processing                                                        -                    49.0           (100.0)%
                                                             -------------------   ------------------
Total operating profit for segments                                1,265.7               1,389.7             (8.9)%

Reconciliation of total operating profit to income from
 continuing operations before income tax and
 cumulative effect of changes in accounting
Items excluded from segment operating profit:
     General corporate expense                                       247.2                 273.7             (9.7)%
     Interest expense, net                                           195.9                 216.6             (9.6)%
     Equity method investment earnings                                29.4                  27.1              8.5%
                                                             -------------------   ------------------
Income from continuing operations before income tax and
cumulative effect of changes in accounting                     $     852.0            $    926.5             (8.0)%
                                                             ===================   ==================

     Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.

Consolidated Statements of Earnings
In millions, except per share amounts

                                                                            THIRD QUARTER - 13 Weeks Ended
                                                              ---------------------------------------------------------------
                                                                  February 22,          February 23,            Percent
                                                                     2004                  2003                 Change
                                                              -------------------    ------------------   -------------------
Net sales                                                         $   3,597.7           $   3,614.3             (0.5)%
Costs and expenses:
Cost of goods sold                                                    2,792.8               2,774.4              0.7%
Selling, general and administrative expenses                            430.7                 482.6            (10.8)%
Interest expense, net                                                    62.0                  63.6             (2.5)%
                                                              -------------------   -------------------
                                                                      3,285.5               3,320.6             (1.1)%

Equity method investment earnings                                         1.9                  11.8            (83.9)%
                                                              -------------------   -------------------
Income from continuing operations before income taxes
and cumulative effect of changes in accounting                          314.1                 305.5              2.8%
Income tax expense                                                      122.3                 105.2             16.3%
                                                              -------------------   -------------------
Income from continuing operations before
cumulative effect of changes in accounting                              191.8                 200.3             (4.2)%

Income (loss) from discontinued operations, net of tax                   12.9                 (39.3)             N/A

Cumulative effect of changes in accounting                               (1.4)                 -                 N/A
                                                              -------------------   -------------------
Net income                                                       $      203.3           $     161.0             26.3%
                                                              ===================   ===================

Earnings per share - basic
Income from continuing operations before
    cumulative effect of changes in accounting                   $       0.36           $      0.38            (2.7)%
Income (loss) from discontinued operations                               0.02                 (0.08)            N/A
Cumulative effect of changes in accounting                               -                     -                 -
                                                              -------------------   -------------------
Net income                                                       $       0.38           $      0.30            26.7%

                                                              ===================   ===================
Weighted average shares outstanding                                     527.8                 528.9            (0.2)%
                                                              ===================   ===================

Earnings per share - diluted
Income from continuing operations before
    cumulative effect of changes in accounting                   $       0.36           $      0.38            (2.7)%
Income (loss) from discontinued operations                               0.02                 (0.08)            N/A
Cumulative effect of changes in accounting                               -                     -                 -
                                                              -------------------   -------------------
Net income                                                       $       0.38           $      0.30            26.7%

                                                              ===================   ===================

Weighted average share and share equivalents                            531.9                 531.2             0.1%
    outstanding
                                                              ===================   ===================





ConAgra Foods, Inc.


Consolidated Statements of Earnings
In millions, except per share amounts

                                                                              THIRD QUARTER - 39 Weeks Ended
                                                              ---------------------------------------------------------------
                                                                 February 22,          February 23,            Percent
                                                                     2004                  2003                 Change
                                                              -------------------     -------------------  -------------------
Net sales                                                         $  10,766.1          $  13,507.1              (20.3)%
Costs and expenses:
Cost of goods sold                                                    8,358.3             10,904.7              (23.4)%
Selling, general and administrative expenses                          1,389.3              1,486.4               (6.5)%
Interest expense, net                                                   195.9                216.6               (9.6)%
                                                              -------------------   -------------------
                                                                      9,943.5             12,607.7              (21.1)%
Equity method investment earnings                                        29.4                 27.1                8.5%
                                                              -------------------   -------------------
Income from continuing operations before income taxes
and cumulative effect of changes in accounting                           852.0               926.5               (8.0)%
Income tax expense                                                       251.7               329.9              (23.7)%
                                                              -------------------   -------------------
Income from continuing operations before
cumulative effect of changes in accounting                               600.3               596.6                0.6%

Income from discontinued operations, net of tax                           81.1                23.9              239.3%

Cumulative effect of changes in accounting                               (13.1)                3.9                N/A

                                                              -------------------   -------------------
Net income                                                        $      668.3        $      624.4                7.0%
                                                              ===================   ===================

Earnings per share - basic
Income from continuing operations before
    cumulative effect of changes in accounting                    $       1.13        $       1.13                 -
Income from discontinued operations                                       0.15                0.04              275.0%

Cumulative effect of changes in accounting                              (0.02)                0.01                N/A
                                                              -------------------   -------------------
Net income                                                        $      1.26         $       1.18                6.8%

                                                              ===================   ===================
Weighted average shares outstanding                                     528.9                528.4                0.1%
                                                              ===================   ===================
Earnings per share - diluted
Income from continuing operations before
    cumulative effect of changes in accounting                           1.13         $       1.12                0.9%
Income from discontinued operations                                      0.15                 0.05              200.0%
 Cumulative effect of changes in accounting                             (0.02)                0.01                N/A
                                                              -------------------   -------------------
Net income                                                        $      1.26         $       1.18                6.8%

                                                              ===================   ===================
Weighted average share and share equivalents                            532.2                530.9                0.2%
    outstanding
                                                              ===================   ===================

ConAgra Foods, Inc.

Consolidated Balance Sheets
In millions

                                                                           February 22,            February 23,
                                                                              2004                    2003
                                                                      ---------------------    --------------------
ASSETS
Current assets
  Cash and cash equivalents                                               $   533.7                 $  78.0
  Divestiture proceeds receivable                                              36.0                     -
  Receivables, less allowance for doubtful accounts
    of  $37.2 and $42.0                                                     1,238.4                   932.2
  Inventories                                                               3,027.3                 3,089.9

   Prepaid expenses and other current assets                                  501.8                   704.9

   Current assets of discontinued operations                                  145.7                 1,469.8
                                                                      ---------------------    --------------------
   Total current assets                                                     5,482.9                 6,274.8

Property, plant and equipment, net                                          2,867.4                 2,720.4
Goodwill                                                                    3,806.4                 3,816.2
Brands, trademarks and other intangibles, net                                 824.7                   862.1
Other assets                                                                1,484.3                 1,210.6
Noncurrent assets of discontinued operations                                   10.0                   627.6
                                                                      ---------------------    --------------------
                                                                        $  14,475.7             $  15,511.7
                                                                      =====================    ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable                                                         $      42.6             $     160.2
  Current installments of long-term debt                                      373.1                   508.5
  Accounts payable                                                            857.5                 1,038.5
  Advances on sales                                                           239.2                   175.9
  Other accrued liabilities                                                 1,554.5                 1,700.3
  Current liabilities of discontinued operations                              116.7                   691.3
                                                                      ---------------------    --------------------
      Total current liabilities                                             3,183.6                 4,274.7

Senior long-term debt, excluding current installments                       4,557.7                 4,595.2
Subordinated debt                                                             754.5                   763.1
Preferred securities of subsidiary company                                      -                     175.0
Other noncurrent liabilities                                                1,103.6                 1,046.5
Noncurrent liabilities of discontinued operations                               0.1                    17.0
Common stockholders' equity                                                 4,876.2                 4,640.2
                                                                      ---------------------    --------------------
                                                                        $  14,475.7              $ 15,511.7
                                                                      =====================    ====================